Exhibit 4.16

AMENDMENT NO. 6 TO SENIOR SECURED CREDIT FACILITY AGREEMENT, dated as of January 20, 2017 (this “Amendment”), among the undersigned:

(1)

PACIFIC SHARAV S.ÀR.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg, with its registered office at 8‑10, Avenue de la Gare L‑1610 Luxembourg and registered with the Luxembourg trade and companies register under number B.169724 (“PSS”), as owner and joint and several borrower (together with its successors and assigns permitted under Section 29.1, a “Borrower”);

(2)

PACIFIC DRILLING VII LIMITED, a company incorporated under the laws of the British Virgin Islands (“PDVIIL”), as owner and joint and several borrower (together with its successors and assigns permitted under Section 29.1, a “Borrower”);

(3)

PACIFIC DRILLING S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand-Duchy of Luxembourg, with its registered office at 8‑10, Avenue de la Gare L‑1610 Luxembourg and registered with the Luxembourg trade and companies register under number B.159658 (“PDSA”), as guarantor (the “Guarantor”);

(4)

THE EXPORT CREDIT INSTITUTION, THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1‑A to the Credit Agreement (defined below), as GIEK Facility Lenders (including Eksportkreditt Norge AS, as GIEK Facility EKN Lender, (the “GIEK Facility EKN Lender”), and Citibank N.A., London Branch, as a GIEK Facility Commercial Lender, (the “GIEK Facility Commercial Lender”, and together with the GIEK Facility EKN Lender, the “GIEK Facility Lenders”));

(5)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 to the Credit Agreement (defined below), as Commercial Facility Lenders (the “Commercial Facility Lenders”);
(6)	CITIBANK N.A. (“Citibank”) and DNB MARKETS, INC. (“DNB Markets”), as structuring banks (the “Structuring Banks”) and as syndication agents (the “Syndication Agents”);
(7)	CITIBANK and DNB BANK ASA, NEW YORK BRANCH (“DNB”), as global ECA coordinators (the “Global ECA Coordinators”);
(8)	CITIBANK, as documentation agent (the “Documentation Agent”);
(9)	CITIBANK N.A., LONDON BRANCH, as GIEK Commercial Guarantee Holder (the “GIEK Commercial Guarantee Holder”);
(10)	EKSPORTKREDITT NORGE AS, as GIEK EKN Guarantee Holder (the “GIEK EKN Guarantee Holder”);
(11)

DNB, as administrative agent and security agent (together with any successor administrative agent and security agent appointed pursuant to Section 28 of the Credit Agreement, the “Administrative Agent” or as applicable, the “Security Agent”) and as account bank (in such capacity, the “Account Bank”) and as GIEK facility agent (in such capacity, the “GIEK Facility Agent”);

(12)	CITIBANK, DNB, ABN AMRO CAPITAL USA LLC, ING CAPITAL LLC, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.) and STANDARD CHARTERED BANK PLC, as mandated lead arrangers (the “Mandated Lead Arrangers”); and
(13)	CITIBANK, DNB MARKETS, ABN AMRO CAPITAL USA LLC, ING CAPITAL LLC, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.) and STANDARD CHARTERED BANK PLC, as book runners (the “Bookrunners”).

PRELIMINARY STATEMENTS:

(1) The Obligors and the Finance Parties have entered into that certain Senior Secured Credit Facility Agreement, dated as of February 19, 2013, as amended and restated by that certain Amended and Restated Senior Secured Credit Facility Agreement, dated as of September 13, 2013, and as further amended by Amendment No. 2 to Senior Secured Credit Facility Agreement, dated as of March 27, 2014, by Amendment No. 3 to Senior Secured Credit Facility Agreement dated as of August 14, 2014, by Amendment No. 4 to Senior Secured Credit Facility Agreement dated as of March 2, 2015 and by Amendment No. 5 to Senior Secured Credit Facility Agreement dated as of November 5, 2015 (the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrowers have requested the amendment to certain provisions of the Credit Agreement.
(3) In connection with the changes requested by the Borrowers as referenced in recital (3) above, certain amendments to the Credit Agreement are necessary and appropriate.
(4) The Obligors and the Lenders have agreed that the Credit Agreement be amended, upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment of Credit Agreement.  Effective as of the date hereof, and subject to the satisfaction of the requirements set forth in Section 4, the Credit Agreement is hereby amended as provided in this Section 1.

(a) The following definition is added to Section 1.1 of the Credit Agreement immediately after the definition of “Negotiation Period”:

“Net Loan Amount” means, as of any date, the aggregate outstanding principal amount under this Agreement as of such date minus 80% of the sum of (x) the aggregate amount of cash previously provided under Section 16 that (i) has not been released and (ii) constitutes Collateral with a perfected Lien in favor of the Security Agent as of such date and (y) the fair market value (as reasonably determined by the Security Agent acting in good faith) of any non-cash security (other than a Collateral Vessel) previously provided under Section 16 that (i) has not been released and (ii) constitutes Collateral with a perfected Lien in favor of the Security Agent as of such date.

(b) Clause (ii) of Section 13.8(g) of the Credit Agreement is hereby amended by replacing the words “sum of the then aggregate outstanding principal amount under this Agreement” with “Net Loan Amount as of such date”.

(c) The following words are hereby added as the penultimate sentence of clause (b) of the definition of “Fair Market Value” in Section 13.8(h):

“Notwithstanding the foregoing, the Fair Market Value of each Collateral Vessel at June 30, 2017 shall be deemed to be the Fair Market Value of each Collateral Vessel at December 31, 2016.”

(d) Section 16.1 of the Credit Agreement is hereby amended to insert the words “and at June 30 of each year beginning with June 30, 2018” after the words “at the end of each calendar year thereafter”.

(e) Section 16.2 of the Credit Agreement is hereby amended by deleting the words “Fair Market Value is below the Fair Market Value required under Section 13.8(g) less any additional cash security previously provided under this Section 16 (the “Net Loan Amount”)” in that section and replacing them with “Fair Market Value of the Collateral Vessels is below the Fair Market Value required under Section 13.8(g)”.

(f) Section 16.7 of the Credit Agreement is hereby amended by replacing the words “the required percentage” with “125%” in that section.

(g) Section 20.1(c) of the Credit Agreement is hereby amended to insert the words “; provided that, solely with respect to the fiscal quarters of the Borrowers ending March 31, 2017 and June 30, 2017, (A) any failure of the Borrowers to comply with the Leverage Ratio requirements set forth in Section 13.8(b) and (B) so long as the ratio of Net Debt to the number of Applicable Rigs owned by PDSA and its Subsidiaries is not greater than $400,000,000, any failure to comply with Section 13.8(i), shall not in each case, constitute a Default or Event of Default” at the end thereof.

(h) Clauses (a) and (b) of Section 21.3 of the Credit Agreement are hereby amended and restated as follows:
(a)

the amount of all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent and the Security Agent (including expenses of legal counsel to the Administrative Agent and expenses of the financial advisor to the Administrative Agent (it being agreed that as of January 20, 2017 the financial advisor to the Administrative Agent is also the financial advisor to the administrative agent under the Revolving Credit Agreement but upon the Administrative Agent determining that it requires separate financial advice, the financial advisor to the Administrative Agent shall thereafter be another financial advisor selected by the Administrative Agent) in connection with any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made or any of the transactions contemplated by the Finance Documents or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings, or in connection with ongoing discussions involving the Obligors (or any of them),  the Administrative Agent and the Lenders;

(b)	the amount of all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent and the Security Agent (including expenses of the financial advisor and legal counsel to the Administrative Agent (as described in paragraph (a) above)) in connection with any consent or waiver by the Administrative Agent, the Security Agent, the Lenders or the Majority Lenders under or in connection with a Finance Document, or any request for such a consent or waiver; or”

SECTION 2. Prepayment and Cash Collateral Release.  The parties hereto hereby agree that:

(a) Within 2 Business Days of written notice to the Borrowers from the Administrative Agent (which notice may be given at any time during the 14 Business Day period beginning on the Amendment Effective Date), the Obligors shall instruct the Security Agent to transfer an amount equal to $31,695,092.45 from PDSA’s cash collateral account to the Administrative Agent (the “Cash Collateral Release”) to be applied in full towards the partial discharge of the next occurring semi-annual principal installment required to be made pursuant to each of Sections 8.1 and 8.2 of the Credit Agreement, pro rata between the Commercial Facility Tranche and the GIEK Facility Tranche.  If such notice is not given by the Administrative Agent as aforesaid, the Borrowers may elect to instruct the Security Agent to effect the Cash Collateral Release on or about the date on which the next semi-annual principal installment is required to be made pursuant to either of Sections 8.1 and 8.2 of the Credit Agreement, for application of the full amount of the Cash Collateral Release towards the partial discharge of that semi-annual principal installment.  It shall be an Event of Default if, after notice given by the Administrative Agent as described above, the Obligors fail to issue instructions to cause the Cash Collateral Release within 2 Business Days after receipt of such notice by the Borrowers.

(b) Notwithstanding Sections 13.8(g) and 16.3 of the Credit Agreement, after giving effect to this Amendment and the making of the Prepayment, no additional security or prepayment is required pursuant to Sections 13.8(g) and 16.3 of the Credit Agreement and no Default or Event of Default shall be deemed to have arisen under Section 13.8(g) of the Credit Agreement as a result of the Fair Market Value of the Collateral Vessels based upon the valuations of such Collateral Vessels delivered to the Administrative Agent, dated as of December 31, 2016.

(c) It is a condition precedent to the Amendment Effective Date that the Prepayment is made.

(d) As at the Amendment Effective Date (and disregarding any payments that may be made after the Amendment Effective Date) the Administrative Agent and the Obligors agree that after giving effect to the Prepayment, the outstanding aggregate principal amount of (A) the GIEK Facility Loan is $350,678,036.96 and (B) the Commercial Facility Loan is $350,678,036.97.

SECTION 3. Agreement in Furtherance of the Amendment of the Credit Agreement.  The parties hereto hereby agree that the amendment of the Credit Agreement pursuant to the terms hereof does not violate or conflict with any term, condition, covenant, prohibition or other agreement contained in any of the other Finance Documents.

SECTION 4. Conditions to Effectiveness.  This Amendment shall become effective upon (i) satisfaction of each of the preconditions described on Schedule 1 hereto and (ii) delivery by each of the parties hereto of its applicable duly authorized and executed signature page or pages to this Amendment to the Administrative Agent or its counsel of each of the Obligors, each Lender, the Administrative Agent and the Security Agent (the “Amendment Effective Date”).

SECTION 5. Reference to and Effect on the Finance Documents. (a) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Finance Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(a) The Credit Agreement and each of the other Finance Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed as if herein set forth in their entirety, and this Amendment is for all purposes a Finance Document.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Finance Party under the Credit Agreement or any of the other Finance Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Finance Documents.

SECTION 6. Costs and Expenses.  The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent and the Security Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, the Credit Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 21.3 of the Credit Agreement.

SECTION 7. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED HERETO, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES HERETO AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES (WITH THE EXCEPTION OF SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to Senior Secured Credit Facility Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PACIFIC SHARAV S.ÀR.L.		PACIFIC DRILLING VII LIMITED

By:	/s/ JOHANNES P. BOOTS	By:	/s/ JOHANNES P. BOOTS
Name:	Johannes P. Boots	Name:	Johannes P. Boots
Title:	Manager	Title:	Director

PACIFIC DRILLING S.A.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	CEO & Director

THE AGENTS,

DNB BANK ASA, NEW YORK BRANCH, as Administrative Agent and as Security Agent

By:	/s/ BARBARA GRONQUIST
Name:	Barbara Gronquist
Title:	Senior Vice President

By:	/s/ ANDREW J. SHOHET
Name:	Andrew J. Shohet
Title:	Vice President

GIEK FACILITY LENDERS,

EKSPORTKREDITT NORGE AS, as a GIEK Facility EKN Lender

By:	/s/ TOM STONJUM
Name:	Tom Stonjum
Title:	Attorney at Law

By:	/s/ JØRGEN HAUGE
Name:	Jørgen Hauge
Title:	Senior Transaction Manger

CITIBANK N.A. LONDON BRANCH, as a GIEK Facility Commercial Lender

By:	/s/ FRITHIOF A. WILHELMSEN
Name:	Frithiof A. Wilhelmsen
Title:	Vice President, Export & Agency Finance

KOMMUNAL LANDSPENSJOKASSE, as a GIEK Facility Commercial Lender

By:	/s/ HARALD KOCH-HAGEN
Name:	Harold Koch-Hagen
Title:	Senior Vice President

SANTANDER BANK N.A., as a GIEK Facility Commercial Lender

By:	/s/ MARCELO CASTRO
Name:	Marcelo Castro
Title:	Managing Director

COMMERCIAL FACILITY LENDERS

DNB CAPITAL LLC, as Lender		CITIBANK, N.A., LONDON BRANCH, as Lender

By:	/s/ BARBARA GRONQUIST	By:	/s/ FRITHIOF WILHELMSEN
Name:	Barbara Gronquist	Name:	Frithiof Wilhelmsen
Title:	Senior Vice President	Title:	Vice President

By:	/s/ ANDREW SHOHET
Name:	Andrew Shohet
Title:	Vice President

ABN AMRO CAPITAL USA LLC, as Lender		CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Lender

By:	/s/ ANTONIO MOLESTINA	By:	/s/ JEROME DUVAL
Name:	Antonio Molestina	Name:	Jerome Duval
Title:	Managing Director	Title:	Managing Director

By:	/s/ PASSCHIER VEEFKIND	By:	/s/ Y. LE GOURIÉRÈS
Name:	Passchier Veefkind	Name:	Y. Le Gouriérès
Title:	Director—Energy Offshore	Title:	Director

CRÉDIT INDUSTRIEL ET COMMERCIAL, as Lender		ING CAPITAL LLC, as Lender

By:	/s/ ANDREW MCKUIN	By:	/s/ TANJA VAN DER WOUDE
Name:	Andrew McKuin	Name:	Tanja van der Woude
Title:	Managing Director	Title:	Director

By:	/s/ CLIFFORD ABRAMNSKY	By:	/s/ HENRY RUSHTON
Name:	Clifford Abramsky	Name:	Henry Rushton
Title:	Managing Director	Title:	Vice President

NIBC BANK N.V., as Lender		SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.), as Lender

By:	/s/ VIKKI GREATOREX	By:	/s/ ERLING AMUNDSEN
Name:	Vikki Greatorex	Name:	Erling Amundsen
Title:	Director	Title:

By:	/s/ YVETTE HENNEN	By:	/s/ PER OLAV BUCHER JOHNANNESSEN
Name:	Yvette Hennen	Name:	Per Olav Bucher-Johannessen
Title:	Director Oil & Gas	Title:

STANDARD CHARTERED BANK, as Lender		ABN AMRO BANK N.V., as Lender

By:	/s/ MARC CHAIT	By:	/s/ RICHARD KLOMPJAN
Name:	Marc Chait	Name:	Richard Klompjan
Title:	Head, Americas Group Special Assets Management	Title:	Executive Director

		By:	/s/ URVASHI ZUTSHI
		Name:	Urvashi Zutshi
		Title:	Managing Director

SCHEDULE 1  TO AMENDMENT NO. 6 TO SENIOR SECURED FACILITY AGREEMENT

Conditions Precedent to Effectiveness of Amendment No. 6
to the Credit Agreement

(a) The Administrative Agent shall have received on or before the Amendment Effective Date the following documents or evidence, being the documents referred to in Section 4 of this Amendment No. 6, each, to the extent applicable, duly executed and dated on or prior to such date (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and, to the extent applicable, in sufficient counterparts for each Lender a party to this Amendment No. 6:

(i) This Amendment.

(ii) Incumbency certificates or other evidence of the authority of the officers (including a certification that the incumbency of such Obligor has not changed since the date of the last certification of the same to the Administrative Agent) of each Obligor authorized to sign this Amendment No. 6 and, with respect to the Borrowers only, (A)(I) attached thereto are true, correct and complete copies of the articles or certificate of incorporation, formation or other organizational document, as applicable, of such Borrower, and all amendments thereto, certified as of a recent date by the appropriate governmental officials in its jurisdiction of incorporation or formation, as applicable, or (II) the articles or certificate of incorporation, formation or other organizational document, as applicable, of such Borrower, have not been amended since the date of the last certification of such document to the Administrative Agent and is in full force and effect on the Amendment Effective Date and (B) resolutions duly authorized by the board of directors (or other governing body) of such Borrower authorizing and approving the execution and delivery of, and performance under, the Credit Agreement, this Sixth Amendment and the other Finance Documents to which such Borrower is a party.

(iii) True, correct and complete copies of (1)(A) an excerpt from the Luxembourg Trade and Companies Register in relation to PSS and (B) an electronic certificat de non inscription d’une décision judiciaire (certificate as to the non-inscription of a recentcourt decision), in relation to PSS and (2) a certificate of good standing (or similar status) of PDVIIL under the laws of its jurisdiction of organization to the extent applicable in such jurisdiction, in each case dated on or about the Amendment Effective Date.

(b) The GIEK Guarantees in favor of each GIEK Facility Lender shall be in full force and effect.
(c) The Administrative Agent shall be satisfied that as of the date hereof and as of the Amendment Effective Date that:
(i) no Default or Event of Default has occurred and is continuing; and

(ii) all representations and warranties of each Obligor contained in the Credit Agreement and in each other Finance Document shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct, only as of such specified date).

(d) The Administrative Agent shall have received from (a) Luxembourg counsel (which shall be Wildgen) and British Virgin Islands counsel (which shall be Appleby) opinions covering the due authorization and execution of this Amendment.

(e) Since December 31, 2013, there shall not have occurred a Material Adverse Effect or any event or condition that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f) The Borrowers shall have paid (i) to the Administrative Agent all accrued costs, fees and expenses (including, without limitation, reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Holland & Knight LLP, as counsel to the Lenders and FTI Consulting Inc. as financial advisor to the Administrative Agent (without duplication of any fees and expenses allocable to FTI Consulting Inc. under the Revolving Credit Agreement)) in connection with this Sixth Amendment for which an invoice has been provided to the Borrower at least two Business Days before the anticipated Amendment Effective Date (which invoice may include a reasonable estimate of anticipated fees and expenses through the Amendment Effective Date) and (ii) the Borrowers shall have paid to the Administrative Agent an amendment fee in an aggregate amount equal to $610,000, which the Administrative Agent shall distribute (x) with respect to the Commercial Facility Loan, $305,000, pro rata to the Commercial Facility Lenders that have executed this Sixth Amendment on or prior to the Amendment Effective Date and (y) with respect to the GIEK Facility Loan, $305,000 as follows, (A) $5,000 to each GIEK Facility Lender that has executed this Sixth Amendment on or prior to the Amendment Effective Date and (B) the remainder to GIEK.

(g) The Borrowers shall have prepaid the Loans in an aggregate amount equal to $75,970,331.32, which amount shall be applied pro rata towards the discharge of the GIEK Facility Loan and the Commercial Facility Loan, in each case in inverse order of maturity in accordance with Section 8.16 of the Credit Agreement in satisfaction of the Borrowers obligation under Section 16.3 of the Credit Agreement (the “Prepayment”).